UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 22, 2024 (November 19, 2024)

SCILEX HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-39852	92-1062542
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

960 San Antonio Road, Palo Alto, California, 94303

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (650) 516-4310

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	SCLX	The Nasdaq Stock Market LLC
Warrants to purchase one share of common stock, each at an exercise price of $11.50 per share	SCLXW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

EXPLANATORY NOTE

This Amendment No. 1 (“Amendment No. 1”) is being filed to amend the Current Report on Form 8-K filed by Scilex Holding Company (the “Company”) with the Securities and Exchange Commission on November 20, 2024 (the “Original Form 8-K”) to report a change in the Company’s certifying accountant. This Amendment No. 1 amends and restates the Form 8-K to include as Exhibit 16.1 thereto a copy of the letter from the Company’s former independent registered public accounting firm referred to in the Original Form 8-K, to clarify the process regarding such firm’s dismissal and the timing of such firm’s engagement by the Company as set forth in the third paragraph, to update the Company’s statement in the seventh paragraph regarding reportable events of the type described in Item 304(a)(1)(v) of Regulation S-K, and to respond to certain statements made by such firm in its letter to the Securities and Exchange Commission as set forth in the last three paragraphs of this Amendment No. 1.

Item 4.01.	Changes in Registrant’s Certifying Accountant.

In order to complete its review of Scilex Holding Company’s (the “Company”) financial statements as of, and for the period ended, September 30, 2024 (the “Q3 Financials”), the Company’s independent registered public accounting firm, Ernst & Young LLP (“EY”), recently requested that the Audit Committee of the Board of Directors of the Company (the “Audit Committee”) conduct an investigation with respect to certain contracts entered into by the Company in June 2024 and September 2024, and the corresponding accounting for such contracts, which may impact EY’s willingness to rely on management’s representations in connection with its review of the Q3 Financials. The contracts are comprised of the Commitment Side Letter entered into with FSF 33433 LLC (a copy of which was filed with the Securities and Exchange Commission (“SEC”) as an exhibit to the Company’s Current Report on Form 8-K filed on June 12, 2024), a distribution agreement entered into with Endeavor Distribution LLC (“Distributor”) in June 2024, and the Satisfaction Agreement entered into with FSF 33433 LLC and Distributor (filed with the SEC in the Company’s Current Report on Form 8-K filed on September 18, 2024). As two of the contracts were entered into during the Company’s second fiscal quarter of 2024, the investigation of such contracts may have a material impact on the Company’s financial statements as of, and for the quarter ended, June 30, 2024, which are included in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, filed with the SEC on August 13, 2024 (the “Q2 Form 10-Q”).

In response to EY’s request, the Audit Committee recently commenced an investigation with the assistance of independent counsel with respect to an evaluation of the above referenced contracts, the accounting treatment of such contracts, and related matters. The Audit Committee was recently informed by its independent counsel that no conclusive findings have been made yet and its investigation will not be completed for at least several weeks. In addition, EY informed the Audit Committee that, even after the investigation by independent counsel is complete, EY could not provide any assurance as to when or whether it could timely complete its review of the Q3 Financials.

On November 19, 2024, because of EY’s inability to provide such assurance regarding the completion of its review of the Q3 Financials, the Audit Committee (as such committee was constituted at the time the investigation commenced) voted to dismiss EY, effective immediately. EY had initially been engaged by the Company in 2020 when it was still a private company and was reengaged as the Company’s independent registered public accounting firm in 2022 in connection with the Company becoming a publicly traded company. Based on the Audit Committee’s prior discussions with EY, the Company does not have any disagreements with EY on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. The Audit Committee has commenced its process of identifying a new independent registered public accounting firm and will disclose its engagement of a new firm promptly following such engagement.

As a result of the Company’s failure to file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 (the “Q3 Form 10-Q”), the Company expects that, among other things, (i) it will receive a notice (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) advising the Company that it was not in compliance with Nasdaq’s continued listing requirements under the Nasdaq Listing Rule 5250(c)(1) (the “Listing Rule”) as a result of its failure to file the Form 10-Q in a timely manner, (ii) it will be in default under the senior secured promissory note (the “Oramed Note”) issued on September 21, 2023, by the Company to Oramed Pharmaceuticals Inc. (“Oramed”) and the Tranche B senior secured convertible notes, issued to certain institutional investors (collectively, the “Investors”) and Oramed on October 8, 2024 (the “Tranche B Notes” and together with the Oramed Note, the “Existing Notes”), which may result in the accelerated payment of the Company’s obligations under such notes and provide the lenders thereunder various remedies under such notes, including penalty interest and liquidated damages, and (iii) its ability to conduct certain types of financings will be limited or unavailable at least until the Q3 Form 10-Q is filed with the SEC. An event of default under the Existing Notes would, among other things, allow the holder of the Oramed Note to elect to immediately accelerate the due date of such note and, in the case of the Tranche B Notes, all of the holders thereof to require that the Company redeem such notes in accordance with the terms thereof, in each case unless the holders amend such Existing Notes to eliminate or defer or otherwise waive such event of default (to the extent a waiver alone is sufficient to eliminate certain rights), including any default interest rates, liquidated damages or similar penalties that would arise pursuant to the terms of such Existing Notes upon an event of default that is not cured within the applicable periods set forth in the Existing Notes.

Failure to comply with applicable laws or regulations, as interpreted and applied, or the Company’s reporting obligations with the SEC, and an event of default under the Existing Notes, could have a material adverse effect on the Company’s reputation, the price of its securities and its business, financial condition and results of operations. The Company cannot predict the outcome of the above-referenced matters. An unfavorable outcome could have a material adverse impact on the Company’s financial position, results of operations or liquidity or the market for its securities, and could subject the Company and/or its directors and officers to litigation or other actions from third parties or regulatory bodies related to the above-referenced matters.

The reports of EY on the consolidated financial statements of the Company as of and for the fiscal years ended December 31, 2023 and 2022 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, with the exception of providing a qualification as to the Company’s ability to continue as a going concern.

During the Company’s two most recent fiscal years and the subsequent interim period through November 19, 2024, there were no disagreements with EY on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of EY, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report. During the Company’s two most recent fiscal years and the subsequent interim period through November 19, 2024, there were no reportable events of the type described in Item 304(a)(1)(v) of Regulation S-K, except (i) for the disclosure of the material weakness in the Company’s internal control over financial reporting as disclosed in Part II, Item 9A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and (ii) that, as described in the EY Letter (as defined below), EY advised the Audit Committee, including in a discussion on November 10, 2024, in substance, that information had come to EY’s attention that if further investigated may materially impact the fairness or reliability of the financial statements issued or to be issued for the second and third quarters, or cause EY to be unwilling to rely on management’s representations or be associated with the registrant’s financial statements, and at the time of EY’s dismissal on November 19, 2024, such investigation was not complete.

The Company provided EY with a copy of the foregoing disclosure and requested EY to furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made herein. On November 20, 2024, EY furnished a copy of such letter to the Company stating that it disagrees with certain of the statements made by the Company (the “EY Letter”). A copy the EY Letter is attached hereto as Exhibit 16.1, and is incorporated herein by reference.

As set forth below, the Company disagrees with certain of the statements made by EY in the EY Letter.

First, in the fourth bullet point of the EY Letter, EY states that “The Executive Chairman asserted a view that the Audit Committee should terminate or suspend the independent investigation and/or terminate EY.” The Company disagrees with this statement, as the Executive Chairman discussed with EY, among other things, the timing of EY’s completion of its review of the Q3 Financials, the potential scenarios surrounding a possible transition to a new accounting firm if determined to do so by the Audit Committee due to the timing issues for EY to complete its review of the Q3 Financials, and what level of support the Company might expect to receive from EY during a transition to a new accounting firm.

Second, in the sixth bullet point of the EY Letter, EY states that “Subsequently, on November 19, EY learned that the person who had been Chair of the Audit Committee was no longer on the Audit Committee, and the remaining members of the Audit Committee had decided to dismiss EY as the Company’s auditor.” The Company believes that such statement suggests, incorrectly, that the Audit Committee had been reconstituted prior to a vote regarding EY’s dismissal. As noted above in paragraph three of this Amendment No. 1, the members of the Audit Committee voted to dismiss EY, and was comprised of the same members of the Audit Committee for the entirety of the investigation as of such date.

Forward-Looking Statements

Statements contained herein relating to the Company or its management’s intentions, hopes, beliefs, expectations or predictions of the future, including, but not limited to, statements relating to the filing of the Q3 Form 10-Q, the Company’s ability to regain compliance with the Nasdaq continued listing standards and the Audit Committee’s anticipated engagement of a new independent registered public accounting firm constitute forward looking statements. Such forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, risks related to the Company’s ability to file the Q3 Form 10-Q, the Company’s ability to regain compliance with the Nasdaq continued listing standards and to maintain the listing of the Company’s securities thereon, the risk that the investigation referenced herein will take longer than anticipated, the outcome of such investigation, the potential for the outcome of the investigation to materially impact the Q2 Form 10-Q and/or the Q3 Financials, the Company’s ability to expeditiously engage a new audit firm, the Company’s ability to perform its obligations that would be triggered by an event of default under the Existing Notes, the Company’s ability to continue to comply with applicable covenants under the Existing Notes, and the risk of litigation or other actions arising from the investigation and its findings or the failure to timely file the Q3 Form 10-Q or any subsequent SEC filing.

Additional risks and uncertainties faced by the Company are contained from time to time in the Company’s filings with the SEC, including, but not limited to, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the SEC on March 12, 2024, and its quarterly reports on Form 10-Q and current reports on Form 8-K, which you may obtain for free on the SEC’s website at www.sec.gov. Collectively, these risks and uncertainties could cause the Company’s actual results to differ materially from those projected in its forward-looking statements and you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company disclaims any intention or obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

16.1	Letter from Ernst & Young LLP dated November 20, 2024

104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCILEX HOLDING COMPANY

By:	/s/ Jaisim Shah
Name:	Jaisim Shah
Title:	Chief Executive Officer & President

Date: November 22, 2024